UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

DAKOTA PLAINS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

LONE STAR VALUE INVESTORS, LP LONE STAR VALUE INVESTORS GP, LLC LONE STAR VALUE MANAGEMENT, LLC JEFFREY E. EBERWEIN MICHAEL V. HIDALGO KEVIN M. RENDINO JOSHUA E. SCHECHTER GALEN G. VETTER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 26, 2016

LONE STAR VALUE INVESTORS, LP

_________, 2016

Dear Fellow Dakota Plains Stockholder:

Lone Star Value Investors, LP (together with its affiliates, “Lone Star Value,” “we” or “us”) and the other participants in this solicitation are the beneficial owners of an aggregate of 6,054,454 shares of common stock, par value $0.001 per share (the “Common Stock”), of Dakota Plains Holdings, Inc., a Nevada corporation (“Dakota Plains” or the “Company”), representing approximately 11.0% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support for the election of our five nominees at the annual meeting of stockholders scheduled to be held on __________ __, 2016, at _:__ A.M., local time, at _____________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). We are seeking representation on the Board because we believe that the Board should include stockholder representatives who have appropriate and relevant skill sets, independence and a shared objective of enhancing value for the benefit of all Dakota Plains stockholders. The individuals we have nominated are highly-qualified, capable and committed to serve stockholders to help make Dakota Plains a stronger, more profitable and more valuable company.

Our interests are fully aligned with the interests of all Dakota Plains stockholders. We believe there is significant value to be realized at Dakota Plains. However, we are concerned that the Board is not taking the appropriate actions to address the Company’s perennial underperformance and unlock value for the benefit of all stockholders. We are also concerned that the Board has failed to successfully execute and complete a strategic alternatives review process. Given the Company’s history of poor financial and stock price performance, failed execution and poor corporate governance under the oversight of the incumbent Board, we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of Dakota Plains, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment. Given the urgency of the matter, we call on the Board to immediately set a date for the Annual Meeting and hold the Annual Meeting without delay.

There are five directorships up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five nominees in opposition to the Company’s director nominees. Lone Star Value believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of Dakota Plains’ corporate machinery. Lone Star Value further believes that because the incumbent Board has historically eroded stockholder value and failed to adequately address the Company’s continued financial underperformance, change on the Board is urgently needed. Your vote to elect our nominees will have the legal effect of replacing five incumbent directors with our nominees. If at least three of our nominees are elected, they will constitute a majority of the Board.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed [COLOR] proxy card today. The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the stockholders on or about ______ __, 2016.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact ICOM Advisors LLC dba InvestorCom, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Jeffrey E. Eberwein

Jeffrey E. Eberwein
Lone Star Value Investors, LP

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Lone Star Value’s proxy materials, please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Stockholders call toll free at (877) 972-0090
Banks and Brokers may call collect at (203) 972-9300

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 26, 2016

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
DAKOTA PLAINS HOLDINGS, INC.

_________________________

PROXY STATEMENT
OF
LONE STAR VALUE INVESTORS, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TODAY

Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”), Lone Star Value Management, LLC (“Lone Star Value Management”) and Jeffrey E. Eberwein (together with Lone Star Value Investors, Lone Star Value GP and Lone Star Value Management, “Lone Star Value” or “we”) are stockholders of Dakota Plains Holdings, Inc., a Nevada corporation (“Dakota Plains” or the “Company”), who, together with Michael V. Hidalgo, Kevin M. Rendino, Joshua E. Schechter and Galen G. Vetter (collectively, the “Participants” and each a “Participant”), beneficially own 6,054,454 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of the stockholders, the true owners of Dakota Plains, are appropriately represented in the boardroom. We have nominated five directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the annual meeting of stockholders scheduled to be held on __________ __, 2016, at _:__ A.M., local time, at _____________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Lone Star Value’s five (5) director nominees, Jeffrey E. Eberwein, Michael V. Hidalgo, Kevin M. Rendino, Joshua E. Schechter and Galen G. Vetter (each a “Nominee” and, collectively, the “Nominees”), to the Board to serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Mantyla McReynolds LLC to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date hereof, the members of Lone Star Value and the other Participants collectively own 6,054,454 shares of Common Stock (the “Lone Star Value Group Shares”). We intend to vote the Lone Star Value Group Shares FOR the election of the Nominees and FOR the ratification of the appointment of Mantyla McReynolds LLC as the independent registered public accounting firm of the Company for fiscal 2016, as described herein.

The Company has set the close of business on ________ __, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 294 Grove Lane East, Wayzata, Minnesota 55391. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were ________ shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY LONE STAR VALUE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH LONE STAR VALUE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [COLOR] PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

LONE STAR VALUE URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our [COLOR] proxy card are available at

[______________]
______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Lone Star Value urges you to sign, date and return the enclosed [COLOR] proxy card today to vote FOR the election of the Nominees and in accordance with Lone Star Value’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed [COLOR] proxy card and return it to Lone Star Value, c/o ICOM Advisors LLC dba InvestorCom (“InvestorCom”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a [COLOR] voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our five Nominees only on our [COLOR] proxy card. So please make certain that the latest dated proxy card you return is the [COLOR] proxy card.

65 Locust Avenue, Suite 302 New Canaan, CT 06840 Stockholders call toll free at (877) 972-0090 Banks and Brokers may call collect at (203) 972-9300

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•	In April 2014, Lone Star Value began researching Dakota Plains and accumulating its position in the Company.

•	On June 17, 2014, Lone Star Value filed its initial Schedule 13D with the Securities and Exchange Commission (“SEC”) disclosing a 5.5% ownership position in the Company.

•
On June 25, 2014, representatives of Lone Star Value met with Craig M. McKenzie, the Company’s Chief Executive Officer and then Chairman of the Board, and Gabriel G. Claypool, the Company’s President and Chief Operating Officer, who was also a director at the time. The parties discussed Dakota Plains’ corporate strategy, including unwinding all of its joint venture partnerships and becoming a pure play transloading company. Mr. McKenzie estimated that the Company could exit its transloading joint venture for between $20 and $35 million.

•
On July 22, 2014, Dakota Plains announced the appointment of William DeRosa, a now former employee of Lone Star Value Management, to the Board. Also on July 22, 2014, Lone Star Value filed an amendment to its Schedule 13D disclosing a 6.4% ownership position in the Company and Mr. DeRosa’s appointment to the Board.

•
On December 8, 2014, Dakota Plains announced the buyout of its joint venture partnerships. The buyout came at a cost of approximately $88 million, consisting of $43 million in cash and $45 million in operational override liability.1

•	On December 12, 2014, Dakota Plains provided full year 2015 EBITDA guidance of $23.4 million.

•
On December 15, 2014, Lone Star Value issued an open letter to the Board in which it called on the Board to initiate a strategic alternatives review process in order to create additional value for stockholders. Also on December 15, 2014, Lone Star Value filed an amendment to its Schedule 13D disclosing a 7.3% ownership position in the Company and the issuance of its open letter.

•
In January 2015, representatives of Lone Star Value and Dakota Plains engaged in several discussions regarding the composition of the Board, the exploration of strategic alternatives and the formation of a Strategy Committee of the Board to oversee a review of strategic alternatives.

•	In January 2015, Dakota Plains formed a Special Committee of the Board consisting of all Board members except for Mr. DeRosa.

•
On February 2, 2015, Dakota Plains announced that, effective February 1, 2015, the Board amended the Bylaws to, among other things, prohibit stockholders from acting by written consent or calling special meetings until the conclusion of the 2015 annual meeting of stockholders (the “2015 Annual Meeting”). Additional advance notice provisions for valid director nominations and business proposals by stockholders were also added to the Bylaws.

1 Source: Form 8-K filed by the Company on December 8, 2014; Form 10-K filed by the Company on March 16, 2015.

•
In early February 2015, Lone Star Value’s settlement discussions with Dakota Plains regarding the composition of the Board fell apart due in part to Mr. McKenzie’s demand to receive a change in control payment of approximately $3 million in connection with a settlement agreement that contemplated the addition of independent directors approved by the incumbent Board. Mr. McKenzie took the position that, even though he was to remain as CEO and a director of the Company, the “single-trigger” change in control clause in his employment agreement entitled him to such payment. Lone Star Value strongly disagreed there would, or should be, a change in control when the incumbent Board approved of new directors as part of a settlement agreement.

•
On February 12, 2015, Dakota Plains announced that it had formed a Strategy Committee of the Board to oversee a strategic alternatives process and engaged SunTrust Robinson Humphrey, Inc. (“SunTrust”) to assist with the process. Also on February 12, 2015, the Company announced that Steven A. Blank and Adam Kroloff had been appointed to the Board, effective immediately, and that directors Paul Cownie and Terry Rust would be resigning, effective May 1, 2015.

•	On February 13, 2015, Dakota Plains announced that Mr. DeRosa resigned from the Board, effective February 12, 2015.

•
On March 2, 2015, Dakota Plains confirmed its 2015 EBITDA guidance of $23.4 million in a press release announcing operational and corporate updates, including that Mr. Claypool would be resigning as a director, effective May 1, 2015, but would continue to serve as President and COO. The Company also announced the Mr. McKenzie would be stepping down as Chairman of the Board, but would remain as the CEO and a director.

•	On March 16, 2015, Mr. McKenzie reiterated the 2015 EBITDA guidance of $23.4 million during the Company’s Q4 2014 earnings call.

•
Also on March 16, 2015, the Company filed its annual report on Form 10-K for the fiscal year ended December 31, 2014; however, on March 19, 2015, the Company disclosed that its independent registered accounting firm, BDO USA, LLP (“BDO”), advised that it had not authorized the Company to file BDO’s audit report or consent. Accordingly, the Company disclosed that the financial statements were not properly issued and should not be relied upon. An amended Form 10-K was subsequently filed on March 23, 2015.

•
On April 10, 2015, the Company disclosed that, on April 6, 2015, BDO informed the Company of its intention to decline to stand for re-election as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.

•
On April 14, 2015, Lone Star Value issued a press release in which it once again urged the Board to sell the Company to the highest bidder. Lone Star Value also addressed what Lone Star Value believed were defensive and reactionary tactics employed by the Company to thwart Lone Star Value’s attempt to challenge the status quo in the boardroom and create a truly independent Board focused on maximizing stockholder value. Also on April 14, 2015, Lone Star Value filed an amendment to its Schedule 13D disclosing a 7.8% ownership position in the Company and the issuance of the press release.

•	On May 8, 2015, Dakota Plains retracted its 2015 EBITDA guidance of $23.4 million during its Q1 2015 earnings call without any formal press release or SEC filing.

•
On June 17, 2015, Dakota Plains announced that, effective June 11, 2015, the Board amended the Bylaws to further extend the prohibition of stockholders’ rights to act by written consent or call special meetings until one day following the completion of the 2016 Annual Meeting, after previously disclosing on February 2, 2015 that the suspension of such rights would end upon the conclusion of the 2015 Annual Meeting.

•	On June 18, 2015, Dakota Plains held the 2015 Annual Meeting.

•	On June 22, 2015, the Company disclosed the voting results for the 2015 Annual Meeting, which revealed that each director received at least 29.7% “withhold” votes with respect to his election.

•
On June 24, 2015, Lone Star Value issued a press release criticizing the Board’s continued deprivation of stockholder rights, the perceived lack of independence on the Board and the impaired credibility of Mr. McKenzie following his retraction of the 2015 EBITDA guidance within five months of its issuance. Lone Star Value expressed its concerns that the recent Board changes were just for show as Mr. McKenzie “stepping down” as Chairman of the Board resulted in his longtime friend and business connection, Mr. Kroloff, taking his place. Also on June 24, 2015, Lone Star Value filed an amendment to its Schedule 13D disclosing a 7.9% ownership position in the Company and the issuance of the press release.

•	On December 31, 2015, Lone Star Value filed an amendment to its Schedule 13D disclosing a 9.2% ownership position in the Company.

•	On January 13, 2016, Lone Star Value filed an amendment to its Schedule 13D disclosing a 10.4% ownership position in the Company.

•
On January 25, 2016, the Company announced that, effective January 24, 2016, the Board adopted a stockholder rights agreement, or poison pill, generally preventing stockholders from acquiring 10% or more of the Company’s outstanding Common Stock, subject to certain exceptions. At the time the poison pill was adopted, Lone Star Value had an approximately 11% ownership position in the Company.

•
On March 3, 2016, Lone Star Value delivered a letter to the Company seeking an exemption to the poison pill to permit Lone Star Value to acquire beneficial ownership of up to 19% of the outstanding shares of Common Stock. Lone Star Value explained its belief that the practical effect of the poison pill is to insulate the Board from the input of stockholders and would treat any denial of its request as confirmation that the true purpose of the poison pill is to entrench the incumbent Board. Also on March 3, 2016, Lone Star Value filed an amendment to its Schedule 13D disclosing an 11% ownership position in the Company and its letter to the Company.

•
On March 11, 2016, Dakota Plains announced its Q4 2015 and fiscal 2015 financial results. The Company’s 2015 adjusted EBITDA was $8.7 million, or 63% below the guidance initially issued in December 2014 and subsequently confirmed on multiple occasions prior to being retracted in May 2015.

•
Also on March 11, 2016, Lone Star Value received a letter from counsel to Dakota Plains advising Lone Star Value that the Board had resolved to form a Special Committee of the Board with respect to the oversight of the poison pill, which would consider Lone Star Value’s exemption request. To date, Lone Star Value has not been advised whether its exemption request has been granted or denied.

•
On March 18, 2016, Lone Star Value delivered a letter to Dakota Plains notifying the Company, in accordance with its Bylaws, of Lone Star Value’s nomination of Jeffrey E. Eberwein, Michael V. Hidalgo, Kevin M. Rendino, Joshua E. Schechter and Galen G. Vetter for election to the Board at the Annual Meeting. Lone Star Value also issued a press release announcing its nomination of the Nominees to the Board and expressing its commitment to maximizing value for stockholders by upgrading and replacing the incumbent Board, overhauling the Company’s corporate governance and compensation policies and running a proper strategic alternatives process. Lone Star Value expressed its belief that, given the significant value destruction and poor corporate governance that has persisted under the incumbent Board, the Annual Meeting should be held without delay. Also on March 18, 2016, Lone Star Value filed an amendment to its Schedule 13D disclosing the nomination of the Nominees and the issuance of the press release.

•	Also on March 18, 2016, Dakota Plains issued a press release in response to Lone Star Value’s nomination of the Nominees.

•
On March 24, 2016, Lone Star Value issued a press release in response to questionable comments made by Dakota Plains in its press release dated March 18, 2016. Lone Star Value addressed what Lone Star Value sees as inaccuracies put forth by the Company and encouraged stockholders not to be misled and instead remain focused on the opportunity to elect new representatives at the Annual Meeting.

•	On April 4, 2016, the Company announced that Timothy R. Brady, the Company’s Chief Financial Officer and Treasurer, resigned effective April 1, 2016.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT CHANGE TO DAKOTA PLAINS’ BOARD IS NEEDED NOW

As the largest stockholder of Dakota Plains, with ownership of approximately 11% of the Company’s outstanding shares, Lone Star Value has a vested financial interest in maximizing the value of the Company. Our interests are aligned with the interests of all Dakota Plains stockholders and we have one simple goal – to maximize value for ALL stockholders. Lone Star Value is committed to maximizing stockholder value by upgrading and replacing the existing Board, overhauling its corporate governance and compensation policies and running a proper strategic alternatives process.

For nearly two years, Lone Star Value has made multiple attempts to lead a constructive dialogue with Dakota Plains’ Board and management team. We have privately and publicly articulated our concerns regarding the Company, including the significant stock price underperformance, poor corporate governance practices, lack of execution and poor compensation policies that have persisted under the incumbent Board’s leadership.2 We are concerned that Dakota Plains will continue to underperform its self-selected peer group and its assets will remain undervalued compared to the Company’s equity value until the Board is reconstituted with representatives whose interests are better aligned with those of the Company’s stockholders. Just last year, our negotiations with the Company to secure stockholder representation on the Board fell apart after CEO Craig McKenzie demanded to receive a change in control payment of approximately $3 million despite the fact he was to remain as CEO and a director of the Company. Such action, coupled with the Board’s implementation of the anti-stockholder corporate governance provisions more fully explained below3, leads us to believe that the members of the Board and management team place their personal interests ahead of those of the Company’s stockholders.

The Company’s share price has declined over 90%4 since our negotiations fell apart last year. We believe it is evident that real and immediate change is needed on the Board to ensure that the interests of stockholders, the true owners of the Company, are appropriately represented in the boardroom. If our Nominees are elected, the paramount objective of the Board will be maximizing stockholder value. Our Nominees are committed to taking the necessary steps to ensure stockholder value is realized, including by reducing corporate expenses, improving the Company’s corporate governance practices and most importantly, undertaking a robust and full strategic alternatives review process.

We Are Concerned with the Company’s Poor Stock Performance under the Leadership of the Incumbent Board and Management Team

Dakota Plains’ stock has declined 98%5 and has significantly underperformed its self-selected proxy peer group since Craig McKenzie was announced as CEO of the Company on February 12, 2013.6 To put this into perspective, the stock has fallen from $4.12 per share on the day of Mr. McKenzie’s appointment to a current share price of $0.091, while its self-selected peers only declined 58% on average during that same time.7

2 See, press releases filed as exhibits to Schedule 13D amendments filed by Lone Star Value on April 14, 2015, June 24, 2015 and March 18, 2016.
3 See, page 11 of the Proxy Statement.
4 Source: Bloomberg; total stock price decline during new Board’s tenure calculated from 02/12/2015 to 03/31/2016.
5 Source: Bloomberg; total stock price decline during Mr. McKenzie’s tenure as CEO at Dakota Plains calculated from 02/12/2013 to 03/31/2016.
6 Source: Dakota Plains Form 8-K filed on February 12, 2013.
7 Source: Bloomberg; stock price as of 03/31/16.

In addition, since the Board was partially reconstituted in February 2015, Dakota Plains’ stock has continued its decline, falling 95%8 since that time and 93%9 since the 2015 Annual Meeting. We believe this continued decline strongly supports our belief that a complete overhaul of the Board is required to prevent further value destruction and restore investor confidence in the Company.

8 Source: Bloomberg; total stock price decline during new Board’s tenure calculated from 02/12/2015 to 03/31/2016.
9 Source: Bloomberg; total stock price decline since Dakota Plains’ 2015 Annual Meeting calculated from 06/18/2015 to 03/31/2016.

We believe stockholders should be seriously concerned with the Company’s stock price underperformance that has persisted under the leadership of the incumbent Board and management team.

We Are Concerned with the Board’s Failed Strategic Alternatives Process and Lack of Execution

As mentioned above, in February 2015 when it appeared Lone Star Value’s settlement negotiations with the Board were unlikely to be successful and the Company may have feared a future potential threat of a proxy contest, Dakota Plains announced a strategic alternatives review process and the retention of SunTrust to assist with the process. Since then, the only “update” that stockholders have received with respect to the process came on the Company’s Q3 2015 earnings call in which it was disclosed that SunTrust was released and the Company had spent approximately $0.8 million on the strategic review process. The Company later disclosed within its Q4 2015 earnings release that it had spent approximately $1.1 million on the strategic alternatives process. Considering the Board has failed to show any meaningful progress or provide any transparency with respect to the review process supposedly underway, we see two possible explanations: (i) a proper and full process was never truly pursued or (ii) the incumbent Board lacks the expertise to execute successfully a strategic alternatives review process.

It has been nearly 14 months since the Company announced its strategic alternatives process and adopted anti-stockholder corporate governance polices purportedly to allow “sufficient time” for the process to be completed. In our opinion, 14 months is more than sufficient time to run and complete a proper strategic alternatives review process. However, with no results and no show of progress, we have strong and real concerns that the announcement may have been nothing more than a thinly veiled attempt to appease shareholders long enough for the Board to secure reelection under the guise of a legitimate strategic review process. Otherwise, we would have to conclude that the Board lacks sufficient expertise to complete the strategic review process successfully. The Company’s stock price has declined 95% since the strategic alternatives process allegedly began.10 Lone Star Value’s Nominees have experience successfully running and executing strategic alternatives review processes to deliver stockholder value.

10 Source: Bloomberg; total stock price decline since announcement of strategic alternatives process calculated from 02/12/2015 to 03/31/2016.

We Are Concerned with the Company’s Poor Corporate Governance Policies and Repeated Violations of Stockholder Rights

We are extremely concerned by the corporate governance policies that have been implemented by the Board over the course of the last year. Although the Board has claimed to be acting in the best interests of its stockholders, it has unilaterally adopted numerous anti-stockholder provisions contrary to best corporate governance practices. For example, in February 2015, the Company announced that the Board had amended the Bylaws to prohibit stockholders from acting by written consent and calling special meetings until the conclusion of the 2015 Annual Meeting. Then, on the day immediately prior to the 2015 Annual Meeting, the Company announced that the Bylaws had been further amended to prohibit stockholders from acting by written consent and calling special meetings through this year’s Annual Meeting, even though stockholders were led to believe within the Form 8-K filed by the Company on February 2, 2015 that any such prohibition would end with the 2015 Annual Meeting. We do not believe the Board should utilize Dakota Plains’ corporate machinery to insulate itself.

Although the Company attempted to justify the suspension of such stockholder rights in order to “allow the Strategy Committee to have sufficient time to complete the previously announced strategic review process in an orderly fashion without disruption,”11 we believe the Board’s deprivation of stockholder rights is better explained by a desire of the incumbent Board to stay in power for another year. The so called “strategic review process” referred to by the Company was announced in February 2015; however, to date, the Board has failed to show any meaningful progress or provide any transparency with respect to the review process supposedly underway. To us, it appears that the “disruption” the Board was seeking to avoid was a change in the boardroom following the deterioration of our settlement talks in February 2015. We believe that the Company’s poor performance under the leadership of the incumbent Board and management team demonstrates that “disruption” is exactly what the Board needs in order for stockholder value to be realized.

In an apparent attempt to further entrench itself, in January 2016, the Board unilaterally adopted a stockholder rights agreement, or poison pill, which effectively prevents stockholders from acquiring 10% or more of the Company’s outstanding Common Stock. The Board’s action had the direct effect of preventing Lone Star Value from acquiring any additional shares since we held an approximately 11% position at the time the poison pill was adopted. The Company’s purported purposes for adopting the poison pill included assuring that all of the Company’s stockholders receive fair and equal treatment in the event of a proposed acquisition of the Company. Lone Star Value does not believe the poison pill serves a useful purpose and is not a necessary measure for its purported objectives, rather, we believe the practical effect and intent of the poison pill is to insulate the Board from the input of its stockholders, especially considering Dakota Plains’ shares were trading at near all-time lows at the time it was adopted.

We Believe Dakota Plains’ Board and Management Team Are Overcompensated

We believe that Dakota Plains’ Board and management team are significantly overcompensated, especially in light of the extensive destruction of stockholder value that has occurred under their leadership. Since year end 2012, total compensation paid to Dakota Plains’ Board and management team equaled approximately $11 million.12 During the same time period, shares of Dakota Plains declined more than 46%13, and have since fallen an unfathomable 95%14 since the end of 2014. We question how the members of the Board can justify compensating themselves $150,000 and $335,000 in cash and stock during fiscal years 2013 and 2014, respectively, given the Company’s size and poor performance.15

11 Dakota Plains Form 8-K filed on June 17, 2015.
12 Source: Dakota Plains’ definitive proxy statements on Schedule 14A filed on April 29, 2014 and April 29, 2015.
13 Source: Bloomberg; total stock price decline from 12/31/2012 to 12/31/2014.
14 Source: Bloomberg; total stock price decline from 12/31/2014 to 03/31/2016.
15 Source: Dakota Plains’ definitive proxy statements on Schedule 14A filed on April 29, 2014 and April 29, 2015.

Perhaps even more alarming is the fact that during Mr. McKenzie’s first two years as CEO of Dakota Plains, he received approximately $5.5 million in total compensation.16 This amount equates to a staggering 84% of the Company’s EBITDA during this period.17 In addition, we find it extremely troubling that Mr. McKenzie was rewarded with an amended and restated employment agreement on March 12, 2014 that raised his base salary by over 20% and included provisions providing for a cash performance bonus of up to 100% of his annual base salary and an incentive bonus payable in restricted stock of up to 200% of his annual base salary18, despite the Company’s stock price declining 47% from the day he was appointed as CEO to the day his employment agreement was amended.19

  With the incumbent Board and management team’s track record of destroying stockholder value, we do not believe Dakota Plains’ stockholders should tolerate paying them as if they are running a large, successful company. If elected, our Nominees will immediately implement a pay-for-performance structure to better manage and increase the Company’s cash flows in order to prevent further erosion of stockholder value.

16 Source: Dakota Plains’ definitive proxy statements on Schedule 14A filed on April 29, 2014 and April 29, 2015.
17 Compensation data taken from Dakota Plains’ definitive proxy statement on Schedule 14A filed on April 29, 2015; Adjusted EBITDA reported by Dakota Plains in Form 10-K filed on March 16, 2015, as amended on March 23, 2015. Calculation = (CEO compensation in 2013 + CEO compensation in 2014) / (Adjusted EBITDA in FY 2013 + FY 2014) = 84%.
18 Dakota Plains Form 8-K filed on March 18, 2014.
19 Source: Bloomberg; total stock price decline during Mr. McKenzie’s tenure as CEO at Dakota Plains calculated from 02/12/2013 to 03/12/2014.

OUR FIVE NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified five highly-qualified, independent directors with relevant business and financial experience who we believe will bring a fresh perspective into the boardroom and would be valuable in assessing and executing on initiatives to unlock value at the Company.

Jeffrey E. Eberwein is the Founder and CEO of Lone Star Value Management, Dakota Plains’ largest stockholder. Mr. Eberwein has served on a total of 9 public company board of directors and has experience orchestrating successful turnarounds and sales of companies. As Chairman of the board of directors of Digirad Corporation, Mr. Eberwein helped orchestrate a complete turnaround which restored the company to profitability, and its stock price is up 171%20 since he joined its board. Within a year of joining the board of directors of NTS, Inc., Mr. Eberwein led a special committee in the sale of the company, generating a 122%21 return from the day he joined its board. Mr. Eberwein also previously served as a Portfolio Manager at Soros Fund Management and Viking Global Investors. We believe Mr. Eberwein’s valuable public company and financial expertise will make him a valuable addition to the Board.

Michael V. Hidalgo is the Vice President of Orchard Global Asset Management (S) PTE, Ltd., an alternative asset management firm. He previously founded and was the Chief Financial Officer of Buckhorn Energy Services, LLC, an environmental services company focusing on the Bakken. Mr. Hidalgo is a Chartered Financial Analyst and has held multiple senior roles in the investment industry. Mr. Hidalgo has experience in helping seed several oil and gas companies as well as operating experience overseeing the growth and development of those companies, which we believe will make him a valuable asset to the Board.

Kevin M. Rendino is the President and CEO of RGJ Capital, LLC, a fund focused on investing in securities that are undervalued relative to the future true worth of their underlying assets. He previously served as a portfolio manager and managing director at BlackRock, Inc., where he was also a member of BlackRock's Leadership Committee. Mr. Rendino also previously served as a portfolio manager of Merrill Lynch Investment Managers. We believe Mr. Rendino’s financial and investment expertise would be a valuable asset to the Board.

Joshua E. Schechter is a private investor and currently serves as a director of Viad Corp, an international experiential services company. Mr. Schechter has significant experience serving on public company boards, including of The Pantry, Inc., which formed a strategic committee and was sold for a 138%22 premium to the stock price on the day he joined the board. Mr. Schechter is also the former Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor. We believe Mr. Schechter’s financial and investment experience in a variety of industries, together with his significant experience serving on a number of public company boards, makes him well qualified to serve on the Board.

Galen G. Vetter is a private investor and professional corporate director with over 40 years of experience working, leading and consulting with organizations around the world. He currently serves as a director of ATRM Holdings, Inc., Alerus Financial, Inc., Crossroads Systems, Inc. and Hill Capital Corporation, and is an advisory board member of Land O’Lakes Inc. Mr. Vetter’s professional experience includes serving as President of Rust Consulting, Inc., Global Chief Financial Officer of Franklin Templeton Investment Funds and numerous roles at RSM US LLP (formerly McGladrey LLP). We believe Mr. Vetter’s diverse management experience and extensive public company board experience will make him a valuable addition to the Board.

20 Source: Bloomberg; total stock price return since Mr. Eberwein was appointed to Digirad’s board of directors calculated from 04/20/2012 to 03/31/2016.
21 Source: Bloomberg; total stock price while Mr. Eberwein served on NTS’ board of directors calculated from 12/20/2012 to 06/09/2014.
22 Source: Bloomberg; total stock price return while Mr. Schechter served on The Pantry’s board of directors calculated from 03/13/2014 to 03/17/2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of five directors, each with terms expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five Nominees in opposition to the Company’s director nominees. Your vote to elect the Nominees will have the legal effect of replacing five incumbent directors with the Nominees. If at least three of the Nominees are elected, such Nominees will represent a majority of the members of the Board. In the event that our director Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

Jeffrey E. Eberwein, age 45, is the Founder and CEO of Lone Star Value Management, an investment firm. Prior to founding Lone Star Value Management in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein has served as Chairman of the Board of Digirad Corporation (NASDAQ:DRAD), a medical imaging Company, since February 2013, and as a director since April 2012. Mr. Eberwein also currently serves as Chairman of the Board of ATRM Holdings, Inc. (OTC:ATRM), a modular building company, a position he has held since November 2013, where he has served as a director since January 2013. Additionally, Mr. Eberwein has served as a director of Hudson Global, Inc. (NASDAQ:HSON), a global recruitment company, since May 2014 and as Chairman of the Board since June 2015. Mr. Eberwein has also served as a director of Crossroads Systems, Inc. (NASDAQ:CRDS), a global provider of data archive solutions, since April 2013, and as Chairman of the Board since June 2013. Moreover, since May 2015, Mr. Eberwein has served as Chairman of the Board of AMERI Holdings, Inc. (OTC:AMRH), an IT services company. In addition, since April 2015, Mr. Eberwein has served as a director of Novation Companies, Inc. (OTC:NOVC). Mr. Eberwein, from May 2012 to May 2013, served on the board of directors of Goldfield Corporation (NYSE:GV), a company in the electrical construction industry. Additionally, from December 2012 until a sale to a private equity firm was completed in June 2014. Mr. Eberwein served on the board of directors of NTS, Inc. (formerly NYSE:NTS), a broadband services and telecommunications company. Mr. Eberwein also served on the board of directors of On Track Innovations Ltd. (NASDAQ: OTIV), a smart card company, from December 2012 to March 2014. Mr. Eberwein served on the board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City from 2011 until 2014 where he was treasurer and on the executive committee. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.  Lone Star Value believes that Mr. Eberwein’s qualifications to serve on the Board include his expertise in finance, experience in the investment community, including his over 23 years of Wall Street experience, and significant public board experience.

Michael V. Hidalgo, 48, currently and since August 2008 has worked for Orchard Global Asset Management (S) PTE, Ltd., a $3.6 billion alternative asset management firm, where he serves as Vice President. Mr. Hidalgo has spent his career identifying and investing in companies with underutilized or misapplied assets given unforeseen changes in market conditions or poor management execution.  Previously, Mr. Hidalgo founded and was the Chief Financial Officer of Buckhorn Energy Services, LLC, an environmental services company focusing on the Bakken, from February 2011 to August 2013. From January 2001 to May 2008, Mr. Hidalgo served as Senior Vice President of Investments for Piedra Capital, Ltd., an investment advisor and wealth management company; from August 1996 to May 2000 he served as Director of Research at Tejas Securities Group, Inc., a boutique investment banking firm; from December 1995 to August 1996 he served as an equity analyst of Hanifen, Imhoff Inc., an investment banking and brokerage firm; and from August 1989 to September 1993 he served as a senior financial analyst at GTE Corporation. Mr. Hidalgo is a graduate of the University of Texas, Austin and The Wharton School of the University of Pennsylvania, and received his Chartered Financial Analyst designation in 2005. Lone Star Value believes Mr. Hidalgo’s experience in helping seed several oil and gas companies as well as his operating experience overseeing the growth and development of those companies, and experience within the financial industry would make him a valuable asset to the Board.

Kevin M. Rendino, 49, has served as the President and CEO of RGJ Capital, LLC, a fund focused on investing in securities that are undervalued relative to the future true worth of their underlying assets, since January 2013. Until his retirement in December 2012, Mr. Rendino served as a portfolio manager and managing director at BlackRock, Inc. (“BlackRock”), where he was head of the Basic Value Equity Group ($10 billion in assets). Mr. Rendino was also a member of BlackRock's Leadership Committee. Mr. Rendino joined BlackRock in 2006 following its merger with Merrill Lynch Investment Managers (MLIM) (“Merrill Lynch”). Mr. Rendino’s career began with Merrill Lynch in 1988, where he held various roles, including portfolio manager, until its merger with BlackRock. Mr. Rendino has also served as a director of the Partners for Health Foundation, a non-profit focused on strengthening health and wellness, since 2012 and as its Chairman since January 2014. As a well-respected member of the investment community, Mr. Rendino has been a frequent contributor to CNBC, Bloomberg TV, FOX and other financial newspapers and magazines, including The Wall Street Journal. Mr. Rendino received his BS in Finance with high honors from the Carroll School of Management at Boston College. Lone Star Value believes that Mr. Rendino’s financial and investment expertise would be a valuable asset to the Board.

Joshua E. Schechter, 43, is a private investor. Mr. Schechter has also served as a director of Viad Corp (NYSE:VVI), an S&P SmallCap 600 international experiential services company, since April 2015, where he also serves as a member of its Corporate Governance & Nominating Committee. He previously served as a director of Aderans Co., Ltd. (TYO:8170) (“Aderans”), a multi-national company engaged in hair-related business, and as the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States, from August 2008 to May 2015. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of The Pantry, Inc. (formerly NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, where he was a member of its Corporate Governance & Nominating and Audit & Financial Committees, from March 2014 until the completion of its sale in March 2015; WHX Corporation (n/k/a Handy & Harman Ltd.) (NASDAQ:HNH), a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves, from 2005 until 2008; and Puroflow, Inc. (n/k/a Argan, Inc.) (NYSE:AGX), a provider of a full range of power industry and telecommunications infrastructure services, from 2001 until 2003. Mr. Schechter earned an MPA in Professional Accounting, and a BBA from The University of Texas at Austin. Lone Star Value believes that Mr. Schechter’s financial and investment experience in a variety of industries, together with his significant experience serving on a number of public company boards, makes him well qualified to serve on the Board.

Galen G. Vetter, 64, is a private investor and professional corporate director with over 40 years of experience working, leading and consulting with organizations around the world. In the course of his career, Mr. Vetter served as President of Rust Consulting, Inc. from December 2008 to May 2012, Global Chief Financial Officer of Franklin Templeton Investment Funds from April 2004 to November 2008 and in numerous roles at RSM US LLP (formerly McGladrey LLP) from June 1973 to March 2004. Since January 2009, Mr. Vetter has served as a member on the Advisory Board of Directors of Land O’Lakes Inc. He has also served as a director of each of ATRM Holdings, Inc. (OTC: ATRM), a manufacturer of a variety of electromechanical equipment used in the handling and testing of semiconductor devices, since January 2013; Alerus Financial Corp. (OTC: ALRS), a diversified financial services company, since August 2013; Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data archive solutions, since April 2014; and Hill Capital Corporation, a business development company to invest in and support entrepreneurship, since March 2014. Mr. Vetter is a member of the National Association of Corporate Directors, including being Board Leadership Fellow certified. Mr. Vetter is a licensed certified public accountant (inactive) and received his Bachelor of Science degree from the University of Northern Iowa. Lone Star Value believes Mr. Vetter’s qualifications to serve on the Board include his diverse management experience, including financial, analytical, information management, strategy and team development. In addition, Mr. Vetter’s enterprise risk management and international business experience would be a valuable addition to the Board.

The principal business address of Mr. Eberwein is c/o Lone Star Value Management, LLC, 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870. The principal business address of Mr. Hidalgo is c/o OGAM, Ltd., 130 Adelaide Street West, Suite 3000, Toronto, Ontario, M5H 3P5, Canada. The principal business address of Mr. Rendino is c/o RGJ Capital, LLC, 363 Bloomfield Avenue, Suite 1A, Montclair, New Jersey 07042. The principal business address of Mr. Schechter is 302 S. Mansfield Avenue, Los Angeles, California 90036. The principal business address of Mr. Vetter is 225 Main Street, #R402, Edwards, Colorado 81632.

As of the date hereof, Mr. Eberwein does not directly own any securities of the Company. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the 6,054,454 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and held in a certain account managed by Lone Star Value Management (the “Separately Managed Account”), as further explained elsewhere in this Proxy Statement.

As of the date hereof, Messrs. Hidalgo, Rendino, Schechter and Vetter do not beneficially own any securities of the Company.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own. For information regarding purchases and sales during the past two years by the members of the Group of securities of the Company, see Schedule I.

Lone Star Value Investors has entered into letter agreements pursuant to which it and its affiliates agreed to indemnify each of Messrs. Hidalgo, Rendino, Schechter and Vetter against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

On March 18, 2016, Lone Star Value entered into a Joint Filing and Solicitation Agreement with the Nominees pursuant to which, among other things, the parties agreed to (a) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, to the extent required by applicable law, and (b) solicit proxies for the election of the Nominees at the Annual Meeting.

The members of Lone Star Value and the Nominees are collectively referred to as the “Group” herein.

Other than as stated herein, there are no arrangements or understandings between the members of Lone Star Value and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would, in our view, be, an “independent director” within the meaning of (i) applicable NYSE MKT Rules applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

If Lone Star Value is successful in electing at least three of the Nominees at the Annual Meeting, then a change in control of the Board may be deemed to have occurred under certain of Dakota Plains’ material contracts and agreements, and such a change in control may trigger certain change in control provisions or payments in certain of the Company’s plans and agreements, including in the Company’s employment agreements with its named executive officers, certain equity plans and credit agreements. With respect to the Company’s employment agreements with its named executive officers (NEOs), the change in control provisions are “single-trigger” provisions, meaning that a change in control in and of itself triggers a lump sum payment. In such a case, Mr. McKenzie would be eligible to receive two times his annualized salary and target short term incentive bonus and Mr. Claypool would be eligible to receive an amount equal to two times his annualized base salary. Shares of restricted stock granted on or after February 8, 2013 under the Company’s 2011 Equity Incentive Plan vest immediately upon a change in control if the holder has been continuously employed by the Company or a parent or subsidiary thereof through the date immediately prior to the occurrence of the change in control. Under the Company’s Revolving Credit and Term Loan Agreement with SunTrust, a change in control constitutes an event of default, which could result in the principal and accrued interest on the loans being declared due and payable immediately upon written request of the lenders and the termination of the facility.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Lone Star Value that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED [COLOR] PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF MANTYLA MCREYNOLDS LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for fiscal 2016. The Board is seeking stockholder ratification of the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

As disclosed in the Company’s proxy statement, although stockholder ratification is not required by the Bylaws or otherwise, if the selection of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for fiscal 2016 is not ratified by the Company’s stockholders, the Audit Committee of the Board will review its future selection of an independent registered public accounting firm in the light of that vote result.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF MANTYLA MCREYNOLDS LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2016 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Lone Star Value believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed [COLOR] proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees and FOR the ratification of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for fiscal 2016.

We expect the Company’s proxy statement for the Annual Meeting to disclose that the current Board intends to nominate five candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed [COLOR] proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. The Participants in this solicitation intend to vote all of the Lone Star Value Group Shares in favor of the Nominees. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date will be considered a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the five nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Mantyla McReynolds LLC will be deemed to have been ratified if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. The Company has indicated that abstentions and broker non-votes will have no effect on the proposal.

Under applicable Nevada law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your [COLOR] proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Lone Star Value’s recommendations specified herein and in accordance with the discretion of the persons named on the [COLOR] proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Lone Star Value in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 294 Grove Lane East, Wayzata, Minnesota 55391 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Lone Star Value in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [COLOR] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Lone Star Value.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Lone Star Value has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $[____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Lone Star Value has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Lone Star Value will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately [__] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Lone Star Value. Costs of this solicitation of proxies are currently estimated to be approximately $[_____]. Lone Star Value estimates that through the date hereof its expenses in connection with this solicitation are approximately $[____]. Lone Star Value intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Lone Star Value does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Lone Star Value are the Participants in this solicitation. The principal business of Lone Star Value Investors is investing in securities. The principal business of Lone Star Value GP is serving as the general partner of Lone Star Value Investors. The principal business of Lone Star Value Management is serving as the investment manager of Lone Star Value Investors and of the Separately Managed Account. The principal occupation of Mr. Eberwein is serving as the manager of Lone Star Value GP and sole member of Lone Star Value Management.

The address of the principal office of each of Lone Star Value Investors, Lone Star Value GP, Lone Star Value Management and Mr. Eberwein is 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870.

As of the date hereof, Lone Star Value Investors directly beneficially owned 5,654,454 shares of Common Stock. Lone Star Value GP, as the general partner of Lone Star Value Investors, may be deemed the beneficial owner of the 5,654,454 shares of Common Stock beneficially owned by Lone Star Value Investors. As of the date hereof, 400,000 shares of Common Stock were held in the Separately Managed Account. Lone Star Value Management, as the investment manager of Lone Star Value Investors and the Separately Managed Account, may be deemed the beneficial owner of the 6,054,454 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and held in the Separately Managed Account. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the 6,054,454 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and held in the Separately Managed Account.

Each Participant in this solicitation is a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 6,054,454 shares of Common Stock owned in the aggregate by all of the Participants in this solicitation. Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by Lone Star Value Investors and held in the Separately Managed Account were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

Except as otherwise disclosed in this Proxy Statement, there are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Mr. Eberwein is aware of the legal proceedings involving the Company and William DeRosa, a former employee of Lone Star Value Management and a former director of the Company. Mr. Eberwein, Lone Star Value Management and their respective affiliates and associates do not have a material interest adverse to the Company or any of its subsidiaries with respect to such proceedings; however, Lone Star Value Management and its affiliates have agreed to indemnify Mr. DeRosa in connection with claims filed against him by the Company, except that he will not be entitled to indemnification for claims arising from his bad faith, gross negligence or willful misconduct. Mr. Eberwein, Lone Star Value Management and their respective affiliates and associates are also aware that Mr. DeRosa has filed a counterclaim against the Company seeking indemnification and advancement under Nevada law. In the event that Mr. DeRosa is successful on his counterclaim for indemnification, Lone Star Value Management may be able to recoup sums that it has advanced for his benefit.

With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Lone Star Value is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Lone Star Value is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed [COLOR] proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2017 Annual Meeting, be received by the Company’s Secretary at Dakota Plains’ principal executive offices at 294 Grove Lane East, Wayzata, Minnesota 55391, by ______ __, 2017.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2017 Annual Meeting must give written notice of that proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Therefore, to be presented at the 2017 Annual Meeting, such a proposal must be delivered between _______ __, 2017 and _______ __, 2017.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2017 Annual Meeting is based on information contained in the Company’s proxy statement and organizational documents. The incorporation of this information in this proxy statement should not be construed as an admission by Lone Star Value that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Lone Star Value Investors, LP

___________ __, 2016

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Class of Security	Amount of Securities Acquired/(Disposed)	Date of Acquisition/Disposition

LONE STAR VALUE INVESTORS, LP

Common Stock	87,095	04/22/2014
Common Stock	205,227	04/23/2014
Common Stock	54,900	04/24/2014
Common Stock	396,992	04/25/2014
Common Stock	73,300	04/28/2014
Common Stock	67,300	04/29/2014
Common Stock	6,500	04/30/2014
Common Stock	31,915	05/01/2014
Common Stock	64,495	05/02/2014
Common Stock	129,324	05/05/2014
Common Stock	109,820	05/06/2014
Common Stock	5,000	05/07/2014
Common Stock	88,750	05/09/2014
Common Stock	20,000	05/12/2014
Common Stock	31,750	05/13/2014
Common Stock	60,887	05/14/2014
Common Stock	64,750	05/15/2014
Common Stock	55,368	05/16/2014
Common Stock	12,000	05/19/2014
Common Stock	152,052	05/20/2014
Common Stock	65,967	05/21/2014
Common Stock	198,556	05/22/2014
Common Stock	4,500	05/23/2014
Common Stock	21,998	05/27/2014
Common Stock	28,489	05/28/2014
Common Stock	2,650	05/29/2014
Common Stock	10,110	05/30/2014
Common Stock	93,155	06/02/2014
Common Stock	(3,000)	06/05/2014
Common Stock	143,146	06/10/2014
Common Stock	6,300	06/12/2014
Common Stock	707,704	06/16/2014
Common Stock	3,000	06/20/2014
Common Stock	158,000	06/24/2014
Common Stock	105,800	06/25/2014
Common Stock	22,800	06/26/2014
Common Stock	103,300	06/27/2014
Common Stock	100,000	06/27/2014
Common Stock	10,100	06/30/2014

Common Stock	10,000	08/25/2014
Common Stock	10,000	08/26/2014
Common Stock	10,000	08/27/2014
Common Stock	10,000	08/28/2014
Common Stock	10,000	08/29/2014
Common Stock	10,000	09/02/2014
Common Stock	10,000	09/03/2014
Common Stock	10,000	09/04/2014
Common Stock	10,000	09/05/2014
Common Stock	10,000	09/08/2014
Common Stock	5,000	09/09/2014
Common Stock	5,000	09/10/2014
Common Stock	5,000	09/11/2014
Common Stock	5,000	09/12/2014
Common Stock	10,000	09/15/2014
Common Stock	10,000	09/16/2014
Common Stock	10,000	09/17/2014
Common Stock	5,000	09/18/2014
Common Stock	5,000	09/19/2014
Common Stock	10,000	09/22/2014
Common Stock	10,000	09/23/2014
Common Stock	10,000	09/24/2014
Common Stock	10,000	09/25/2014
Common Stock	10,000	09/26/2014
Common Stock	10,000	09/29/2014
Common Stock	10,000	09/30/2014
Common Stock	7,126	10/01/2014
Common Stock	10,000	10/02/2014
Common Stock	10,000	10/03/2014
Common Stock	10,000	10/06/2014
Common Stock	10,000	10/07/2014
Common Stock	10,000	10/08/2014
Common Stock	10,000	10/09/2014
Common Stock	10,000	10/10/2014
Common Stock	25,000	10/13/2014
Common Stock	25,000	10/14/2014
Common Stock	25,000	10/15/2014
Common Stock	25,000	10/16/2014
Common Stock	24,900	10/17/2014
Common Stock	25,000	10/20/2014
Common Stock	25,000	10/21/2014
Common Stock	17,974	10/22/2014
Common Stock	5,000	12/29/2014
Common Stock	5,000	12/30/2014
Common Stock	5,000	12/31/2014
Common Stock	5,000	01/02/2015
Common Stock	5,000	01/05/2015
Common Stock	5,000	01/06/2015
Common Stock	5,000	01/07/2015
Common Stock	5,000	01/08/2015

Common Stock	5,000	01/09/2015
Common Stock	5,000	01/12/2015
Common Stock	5,000	01/13/2015
Common Stock	5,000	01/14/2015
Common Stock	5,000	01/15/2015
Common Stock	5,000	01/16/2015
Common Stock	5,000	01/20/2015
Common Stock	5,000	01/21/2015
Common Stock	5,000	01/22/2015
Common Stock	5,000	01/23/2015
Common Stock	5,000	01/26/2015
Common Stock	5,000	01/27/2015
Common Stock	5,000	01/28/2015
Common Stock	5,000	01/29/2015
Common Stock	5,000	01/30/2015
Common Stock	5,000	02/02/2015
Common Stock	5,000	02/03/2015
Common Stock	5,000	02/04/2015
Common Stock	5,000	02/05/2015
Common Stock	5,000	02/06/2015
Common Stock	5,000	02/09/2015
Common Stock	5,000	02/10/2015
Common Stock	5,000	02/11/2015
Common Stock	5,000	02/12/2015
Common Stock	5,000	02/13/2015
Common Stock	5,000	02/17/2015
Common Stock	5,000	02/18/2015
Common Stock	5,000	02/19/2015
Common Stock	5,000	02/20/2015
Common Stock	5,000	02/23/2015
Common Stock	5,000	02/24/2015
Common Stock	1,400	02/25/2015
Common Stock	2,783	02/26/2015
Common Stock	4,997	02/27/2015
Common Stock	2,400	03/02/2015
Common Stock	1,200	03/04/2015
Common Stock	100	03/10/2015
Common Stock	3,800	03/18/2015
Common Stock	1,000	03/19/2015
Common Stock	2,500	03/20/2015
Common Stock	5,000	03/23/2015
Common Stock	5,000	03/24/2015
Common Stock	5,000	03/25/2015
Common Stock	5,000	03/26/2015
Common Stock	5,000	03/27/2015
Common Stock	5,000	03/30/2015
Common Stock	5,000	03/31/2015
Common Stock	5,000	04/01/2015
Common Stock	5,000	04/02/2015
Common Stock	5,000	04/06/2015

Common Stock	5,000	04/07/2015
Common Stock	5,000	04/08/2015
Common Stock	5,000	04/09/2015
Common Stock	5,000	04/10/2015
Common Stock	5,000	04/13/2015
Common Stock	5,000	04/14/2015
Common Stock	5,000	04/15/2015
Common Stock	5,000	04/16/2015
Common Stock	5,000	04/17/2015
Common Stock	5,000	04/20/2015
Common Stock	5,000	04/21/2015
Common Stock	5,000	04/22/2015
Common Stock	5,000	04/23/2015
Common Stock	5,000	04/24/2015
Common Stock	5,000	04/27/2015
Common Stock	5,000	04/28/2015
Common Stock	5,000	04/29/2015
Common Stock	5,000	04/30/2015
Common Stock	5,000	05/01/2015
Common Stock	5,000	05/04/2015
Common Stock	5,000	05/05/2015
Common Stock	5,000	05/06/2015
Common Stock	5,000	05/07/2015
Common Stock	5,000	05/08/2015
Common Stock	10,000	05/11/2015
Common Stock	10,000	05/12/2015
Common Stock	(600,000)	05/12/2015
Common Stock	10,000	05/13/2015
Common Stock	10,000	05/14/2015
Common Stock	10,000	05/15/2015
Common Stock	10,000	05/18/2015
Common Stock	10,000	05/19/2015
Common Stock	10,000	05/20/2015
Common Stock	10,000	05/21/2015
Common Stock	10,000	05/22/2015
Common Stock	10,000	05/26/2015
Common Stock	25,000	05/26/2015
Common Stock	4,820	05/27/2015
Common Stock	65,455	05/28/2015
Common Stock	10,545	05/29/2015
Common Stock	50,000	06/03/2015
Common Stock	11,328	06/05/2015
Common Stock	400	06/08/2015
Common Stock	1,211	06/09/2015
Common Stock	3,268	06/10/2015
Common Stock	3,691	06/11/2015
Common Stock	1,210	06/12/2015
Common Stock	3,037	06/15/2015
Common Stock	122	06/16/2015
Common Stock	122	06/18/2015

Common Stock	6,898	06/19/2015
Common Stock	7,595	06/22/2015
Common Stock	2,118	06/25/2015
Common Stock	5,203	06/26/2015
Common Stock	3,812	06/29/2015
Common Stock	13,985	06/30/2015
Common Stock	(500,000)	07/09/2015
Common Stock	10,000	07/22/2015
Common Stock	15,000	07/22/2015
Common Stock	10,000	07/22/2015
Common Stock	10,000	07/23/2015
Common Stock	15,000	07/23/2015
Common Stock	10,000	07/24/2015
Common Stock	5,000	07/24/2015
Common Stock	10,000	07/27/2015
Common Stock	25,000	07/27/2015
Common Stock	25,000	07/28/2015
Common Stock	20,000	07/29/2015
Common Stock	25,000	07/30/2015
Common Stock	5,000	07/31/2015
Common Stock	15,000	07/31/2015
Common Stock	10,000	07/31/2015
Common Stock	10,000	08/03/2015
Common Stock	10,000	08/04/2015
Common Stock	15,000	08/05/2015
Common Stock	15,000	08/06/2015
Common Stock	25,000	08/07/2015
Common Stock	25,000	08/07/2015
Common Stock	25,000	08/07/2015
Common Stock	6,392	08/13/2015
Common Stock	1,601	08/14/2015
Common Stock	700	08/17/2015
Common Stock	50,000	08/18/2015
Common Stock	1,307	08/18/2015
Common Stock	3,200	08/18/2015
Common Stock	6,800	08/19/2015
Common Stock	5,000	08/19/2015
Common Stock	10,000	08/21/2015
Common Stock	7,800	08/21/2015
Common Stock	17,200	08/24/2015
Common Stock	200	08/25/2015
Common Stock	2,200	08/26/2015
Common Stock	2,000	08/27/2015
Common Stock	300	08/28/2015
Common Stock	157	09/09/2015
Common Stock	300	09/10/2015
Common Stock	2,870	09/11/2015
Common Stock	1,673	09/14/2015
Common Stock	(100)	09/21/2015
Common Stock	5,400	09/23/2015

Common Stock	25,000	09/30/2015
Common Stock	25,000	10/16/2015
Common Stock	25,000	10/19/2015
Common Stock	50,000	10/20/2015
Common Stock	10,000	10/21/2015
Common Stock	61,574	10/21/2015
Common Stock	5,600	10/22/2015
Common Stock	22,826	10/26/2015
Common Stock	10,000	10/27/2015
Common Stock	15,000	10/30/2015
Common Stock	25,000	10/30/2015
Common Stock	25,000	11/04/2015
Common Stock	25,000	11/06/2015
Common Stock	25,000	11/06/2015
Common Stock	25,000	11/13/2015
Common Stock	25,000	11/13/2015
Common Stock	5,483	11/23/2015
Common Stock	17,391	11/24/2015
Common Stock	2,126	11/25/2015
Common Stock	2,000	12/09/2015
Common Stock	48,000	12/11/2015
Common Stock	139,587	12/30/2015
Common Stock	261,994	12/31/2015
Common Stock	9,014	01/04/2016
Common Stock	7,254	01/06/2016
Common Stock	9,462	01/07/2016
Common Stock	1,320	01/08/2016
Common Stock	22,290	01/11/2016
Common Stock	299,079	01/12/2016
Common Stock	9,500	01/12/2016
Common Stock	26,000	01/13/2016
Common Stock	40,000	01/14/2016
Common Stock	60,254	01/15/2016
Common Stock	30,000	01/19/2016
Common Stock	38,700	01/20/2016
Common Stock	100,000	01/21/2016
Common Stock	50,000	01/22/2016

LONE STAR VALUE MANAGEMENT, LLC
(Through the Separately Managed Account)

Common Stock	84,368	05/28/2015
Common Stock	15,632	05/29/2015
Common Stock	50,000	06/03/2015
Common Stock	50,000	06/04/2015
Common Stock	25,000	06/04/2015
Common Stock	25,000	06/05/2015
Common Stock	789	06/09/2015
Common Stock	2,132	06/10/2015

Common Stock	2,409	06/11/2015
Common Stock	790	06/12/2015
Common Stock	1,982	06/15/2015
Common Stock	78	06/16/2015
Common Stock	78	06/18/2015
Common Stock	4,502	06/19/2015
Common Stock	4,957	06/22/2015
Common Stock	1,382	06/25/2015
Common Stock	3,397	06/26/2015
Common Stock	2,489	06/29/2015
Common Stock	10,015	06/30/2015
Common Stock	15,000	07/22/2015
Common Stock	5,000	07/29/2015
Common Stock	5,000	07/31/2015
Common Stock	10,000	08/05/2015
Common Stock	5,000	08/21/2015
Common Stock	651	11/24/2015
Common Stock	24,349	11/25/2015
Common Stock	21,460	12/31/2015
Common Stock	1,378	01/04/2016
Common Stock	1,146	01/06/2016
Common Stock	1,535	01/07/2016
Common Stock	222	01/08/2016
Common Stock	3,770	01/11/2016
Common Stock	20,489	01/12/2016

MICHAEL V. HIDALGO
(Through personal IRA account)

Common Stock	3,000	03/10/2014
Common Stock	(3,000)	10/13/2014

KEVIN M. RENDINO

Common Stock	7,805	08/18/2014
Common Stock	17,195	08/18/2014
Common Stock	(7,805)	10/02/2015
Common Stock	(17,195)	10/19/2015

JOSHUA E. SCHECHTER

Common Stock	19,510	01/23/2015
Common Stock	3,400	01/23/2015
Common Stock	700	01/23/2015
Common Stock	1,290	01/23/2015
Common Stock	2,000	01/23/2015
Common Stock	4,000	01/23/2015
Common Stock	4,500	01/23/2015
Common Stock	4,300	01/23/2015
Common Stock	300	01/23/2015

Common Stock	(25,600)	08/21/2015
Common Stock	(7,000)	08/21/2015
Common Stock	(200)	08/21/2015
Common Stock	(200)	08/21/2015
Common Stock	(200)	08/21/2015
Common Stock	(200)	08/21/2015
Common Stock	(2,400)	08/21/2015
Common Stock	(4,200)	08/21/2015

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Dakota Plains Holdings, Inc. with the Securities and Exchange Commission on _______ __, 2016.

II-1

IMPORTANT

Tell the Board what you think!  Your vote is important. No matter how many shares of Common Stock you own, please give Lone Star Value your proxy FOR the election of the Nominees and in accordance with Lone Star Value’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed [COLOR] proxy card;

●	DATING the enclosed [COLOR] proxy card; and

●	MAILING the enclosed [COLOR] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed [COLOR] voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

65 Locust Avenue, Suite 302 New Canaan, CT 06840 Stockholders call toll free at (877) 972-0090 Banks and Brokers may call collect at (203) 972-9300

[COLOR] PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 26, 2016

DAKOTA PLAINS HOLDINGS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF LONE STAR VALUE INVESTORS, LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF DAKOTA PLAINS HOLDINGS, INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Jeffrey E. Eberwein and Steve Wolosky, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Dakota Plains Holdings, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company scheduled to be held on __________ __, 2016, at _:__ A.M., local time, at _____________________ (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Lone Star Value Investors, LP (“Lone Star Value”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Lone Star Value’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[COLOR] PROXY CARD

[X] Please mark vote as in this example

LONE STAR VALUE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  LONE STAR VALUE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

1.	Lone Star Value’s proposal to elect Jeffrey E. Eberwein, Michael V. Hidalgo, Kevin M. Rendino, Joshua E. Schechter and Galen G. Vetter as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Jeffrey E. Eberwein Michael V. Hidalgo Kevin M. Rendino Joshua E. Schechter Galen G. Vetter	[ ]	[ ]	[ ] ________________ ________________ ________________ ________________

Lone Star Value does not expect that any of the nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Lone Star Value has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

2.	Company’s proposal to ratify the selection of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.